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Exhibit 10.5

PROMISSORY NOTE

$16,000,000	August 17, 2010

Loan and Rate:

        For value received, Gabelli Securities, Inc. (the "Borrower") promises to pay to GAMCO Investors, Inc. (the "Lender"), a New York corporation, or order, on demand the principal amount of Sixteen Million U.S. Dollars ($16,000,000) less any principal amount repaid prior to such date, and to pay interest thereon from the date first written above at the annual rate of five and one half percent (5.5%).

Payment:

        The principal amount under this Note, and all accrued and unpaid interest thereon, shall be due and payable within five business days after the Lender gives written notice to the Borrower demanding repayment. The Borrower may at any time repay all or any portion of the principal amount of the Note together with all accrued and unpaid interest on the amount of principal that is repaid.

        Interest shall be paid no later than annually on or before January 31 in each year, or at such other times or times as agreed to by the Lender and the Borrower.

Default:

        In the event that any payment of interest or principal is not received by the Lender within fifteen (15) days of the due date, then the entire principal balance together with all accrued and unpaid interest plus any other amounts then owing pursuant to this Note shall, without curing the default hereunder and to the extent permitted by law, thereafter bear interest at the annual rate of fifteen percent (15%). If any default occurs in any payment due under this Note, Borrower promises to pay all reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Lender in collecting or attempting to collect the indebtedness under this Note.

Governing Law:

        This Note shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the day and year first above written.

GABELLI SECURITIES, INC.
By:	/s/ Jeffrey M. Farber
Name:	Jeffrey M. Farber
Title:	Chief Financial Officer

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  Exhibit 10.5
PROMISSORY NOTE